UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 25, 2012

PARK ELECTROCHEMICAL CORP.
(Exact Name of Registrant as Specified in Charter)

New York	1-4415	11-1734643
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 South Service Road, Melville,	New York	11747
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (631) 465-3600

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On January 25, 2012, the President and Chief Executive Officer of Park Electrochemical Corp. (the "Company") authorized the closure of the operations of the Company’s Park Advanced Composite Materials, Inc. (“PACM”) facility, located in Waterbury, Connecticut, at the end of April, 2012 after the completion of the transfer of PACM’s aerospace composite materials manufacturing activities to the Company’s Park Aerospace Technologies Corp. (“PATC”) facility located at the Newton, Kansas Airport. PACM and PATC are wholly owned subsidiaries of Park Electrochemical Corp.

This transfer of aerospace composite materials manufacturing activities from the Company’s PACM facility to its PATC facility, together with the recently completed transfer of aerospace composite parts and assemblies manufacturing activities from the Company’s Park Aerospace Structures Corp. (“PASC”) facility in Lynnwood, Washington to its PATC facility, completes the Company’s plan to concentrate and consolidate all of its North American aerospace composite materials, parts and assemblies manufacturing, development and design activities at its PATC facility located at the Newton, Kansas Airport. (PASC is a wholly owned subsidiary of Park Electrochemical Corp.) The completion of the consolidation of the Company’s aerospace composite materials, parts and assemblies manufacturing activities will eliminate the additional, and in some cases duplicative, costs which the Company has incurred in connection with the start-up of PATC and the transfer of such manufacturing activities from PACM and PASC to PATC.

After the closure of the PACM facility in Waterbury, Connecticut, the Company plans to supply and fully support all existing customers of PACM from the PATC business unit in Newton, Kansas.

As the result of this closure, the Company expects to record total pre-tax restructuring charges of approximately $3 million. These charges include approximately $1.0 million of non-cash asset impairment charges and approximately $2.0 million of cash expenditures for various items, the largest of which is approximately $0.5 million of employee severance charges. The Company recorded approximately half of these restructuring charges in the fourth quarter of the fiscal year ended February 26, 2012 and expects to record the balance of the restructuring charges during the current fiscal year ending March 3, 2013. After the closure is completed, the PACM business operations will have no further impact on the consolidated financial condition or results of operations of Park Electrochemical Corp.

The Company issued a news release on January 26, 2012 announcing the closure. A copy of such news release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1	News Release dated January 26, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK ELECTROCHEMICAL CORP.

Date: April 3, 2012	By:	/s/ Stephen E. Gilhuley
	Name:	Stephen E. Gilhuley
	Title:	Executive Vice President and Secretary

EXHIBIT INDEX

Number
Exhibit	Description	Page

99.1	News Release dated January 26, 2012	5

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